Venture Capital for Tiny Technology

Fellow Shareholders:

As most of you know, our Company instituted in 2003 mandatory retirement for senior executives, as of December 31 of the year in which they attain the age of 65. As I recently celebrated my 65th birthday, this 2007 annual letter to shareholders will be the last in which I will have the opportunity to express my thoughts to you about our Company and our business. As it seems appropriate for me to comment in this letter on management succession and on my personal vision for our Company, I have asked my colleagues to make an exception to our usual practice of co-signing our letters to shareholders. Accordingly, I have undertaken to write it from the perspective of my future role as an outside shareholder, as well as from my current position as Chief Executive Officer.

In my assessment, our Company enters the final year of my service with clear-cut strengths and weaknesses. Our Company's two greatest weaknesses, in my judgment, are our relatively small asset size and the exposure of our industry, the venture-capital industry, to the currently rocky economy and capital markets. Our Company's greatest strengths, in my judgment, are our people, including all of our employees and our board of directors; our portfolio; our debt-free, highly liquid balance sheet; our position as a leader with respect to venture capital for nanotechnology; our relationships with sources of deal flow; and most importantly, our reputation - not only for fair dealing, responsible conduct, technical excellence, and leadership in our chosen field of venture capital for tiny technology, but also for making successful investments.

Since we began making new investments strictly in tiny technology in the second half of 2001 and since we began reinvesting our after-tax capital gains, rather than paying them out through cash dividends and stock buy-backs, our Company has grown rapidly. In the last five years, our net assets have increased at a compound annual rate of 38.4 percent, from $27,256,046 at December 31, 2002, to $138,363,344 at December 31, 2007. Over the same period, our net asset value per share (NAV) has increased at a compound annual rate of 20.1 percent, from $2.37 to $5.93. Our net assets are now at an all-time high, and our NAV is within a penny of its all-time high. But we are still a small firm by contemporary venture-capital industry standards.

Even though our balance sheet at December 31, 2007, is quite liquid, with no debt and $60,523,602 in cash and U.S. Treasury securities (42.4 percent of our total assets), our deal flow exceeds our financial capacity. This imbalance is good in that it forces us to be highly selective, but it causes us to incur significant opportunity cost. We cannot always take full advantage of the flow of opportunities that our standing, as the venture-capital firm with perhaps the largest number of nanotechnology-related companies in its portfolio, brings us. Nor can we take full advantage of the capabilities of our investment team.

Another reason that our Company needs to continue growing its assets is to drive down cash expenses as a percentage of net assets. In recent years, the expenses that a publicly traded business development company must incur to meet regulatory requirements have escalated dramatically, pursuant to the Sarbanes-Oxley Act of 2002, Rule 38a-1 for investment companies, expanded compensation disclosure and analysis requirements, FASB Statement No. 157 for the valuation of assets, etc.

In 2002, we had fewer investments and one office instead of two, but otherwise our business was the same as it is now. We got along fine with one internal accountant, a single outside accounting firm, no corporate compliance consultants, and no internal lawyers. Our business structure is very simple - no inventories, no receivables, no off-balance sheet entities, no debt, no preferred stock, one wholly-owned subsidiary, essentially all of our assets held by one custodian - yet our independent registered public accounting firm charged us approximately $290,000 in 2007 and will charge us up to an estimated $340,000 in 2008. The same firm charged us $55,500 in 2002. Today, in order to fulfill our regulatory requirements, we find ourselves having to employ two internal accountants; three accounting firms, including our independent registered public accounting firm; three law firms for counsel unrelated to our investment activities; a compensation consulting firm; a compliance consultant; an asset-valuation consulting firm; and two internal lawyers; and we now have to hold many more Board committee meetings. In 2007, our directors' and officers' liability insurance premium expenses were $521,884, versus $68,216 in 2002. In 2007, our legal expenses were $323,366, versus $149,954 in 2002. To put all of this corporate-governance overhead into perspective, we have only 13 full-time employees!

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The good news is that the avalanche of new regulations with which we have had to deal with seems to have run its course, and the costs of complying with the regulatory requirements of a publicly traded venture-capital firm should now be basically fixed. Thus, as our net assets grow, our expenses that are unrelated to our actual investment activities should drop as a percentage of our net assets. And we will continue to have two members of our investment team, which we refer to internally as our deal team, do double duty by serving also as our Chief Executive Officer and as our Chief Financial Officer, thereby saving considerable overhead expense.

In the long run, I expect our capital base to become one of our Company's greatest strengths. Because we are now reinvesting our after-tax long-term capital gains, the magic of compound interest should serve us well. Indeed, our number one financial goal is to keep growing our net assets rapidly and to finance that growth entirely through retained earnings from net realized long-term capital gains. Our portfolio has not produced a significant capital gain since late 2005. Now that more of the companies in our portfolio are becoming reasonably mature, such capital gains should once again be forthcoming, especially when market conditions permit venture capital-backed companies to resume making initial public offerings (IPOs).

If credit markets remain frozen, if the banking system remains dysfunctional, and if the recession becomes deep and prolonged, the venture-capital industry will certainly not be immune to the distress. Even though our portfolio companies are financed primarily by equity, and the venture-capital industry in general is currently well funded, most of our portfolio companies that are outside of the life sciences are directly or indirectly affected by the level of industrial activity. The weak stock-market conditions that tend to accompany the earlier stages of a recession affect the venture-capital industry adversely as well, as such an environment is not conducive to IPOs. In the first two months of 2008, a larger dollar amount of IPOs was cancelled globally than in the first two months of any other year on record.

No matter what conditions our Company faces in ensuing years, I am confident that it will be in very good hands. Having long subscribed to the belief that the most important job of a CEO is to prepare for his succession, our Board and our management have planned and implemented succession carefully over the last five years. The members of our ongoing management team are young and energetic, but thoroughly experienced in every aspect of their jobs. Our President and Chief Operating Officer, Douglas W. Jamison, M.S., will be 39 years old when he succeeds me as Chairman and CEO on January 1, 2009. Doug has been with our Company for five years and has done outstanding work on both the investment and management sides of our business, including serving very capably as our Chief Financial Officer, while mastering every aspect of our operations. Our current Chief Financial Officer, Daniel B. Wolfe, Ph.D., who joined us in July of 2004, will be 31 years old when he succeeds Doug as our President and Chief Operating Officer while retaining his responsibilities as Chief Financial Officer. Both Doug and Daniel have excellent administrative, management, and leadership skills. Sandra M. Forman, J.D., 41, who joined us from our outside counsel, Skadden, Arps, Slate, Meagher & Flom LLP, in August of 2004, will continue to round out our top management team. Sandra serves us in the triple roles of General Counsel, Chief Compliance Officer, and Director of Human Resources. She also works with our deal team on the legal aspects of our deal documents.

Our Board requires a fairly large number of outside Directors in order to spread the onerous, time-consuming committee work that is necessary to comply with the myriad regulations that govern our Company. We are exceedingly fortunate to have a high-quality, active Board that is committed to our Company's success. Several years ago, our outside Directors elected to use 50 percent of their pre-tax Board fees to buy shares of our common stock in the open market. In essence, they are working for us, the shareholders, in return for stock in our Company rather than cash.

On November 2, 2006, we created the position of Lead Independent Director, which has aided us significantly in corporate governance. Dugald A. Fletcher has served in that capacity since then, and he has provided our Board with ethical and effective leadership of the highest order. Although we had originally envisioned rotating the role of Lead Independent Director every two years, we are very pleased that Dugald has agreed to continue in that role through Doug's first year as Chief Executive Officer.

Our deal team is a blend of venture capitalists that we have recruited from other venture-capital firms and home-grown venture capitalists that we have recruited from non-venture capital professional backgrounds. You might wish to review their biographic information on pages 15 and 16 of our Proxy Statement. Alexei A. Andreev, Ph.D., M.B.A., 36, and Michael A. Janse, M.B.A., 39, joined us from, respectively, Draper Fisher Jurvetson and ARCH Venture Partners. Alexei and Mike manage our Palo Alto, California, office and serve our Company as Executive Vice Presidents and Managing Directors. Before becoming venture capitalists, Alexei had worked as a research scientist in a nanotechnology lab in Russia, and Mike had worked in the semiconductor industry. We have had the privilege of co-investing frequently with their former firms, Draper Fisher Jurvetson and ARCH Venture Partners, which are distinguished, among other things, for their nanotechnology expertise. Our Palo Alto office has become increasingly important to our Company. Nearly two-thirds of our portfolio by value now consists of investments on the West Coast.

In our New York City office, which both works on deals and handles the overall management and administrative duties of the Company, Doug Jamison joined us from the University of Utah's technology-transfer office, where he had managed that office's intellectual property in physics, chemistry, and the engineering sciences. Daniel Wolfe joined us from his doctoral program at Harvard with the Whitesides group, which is renowned for its work in nanotechnology. While earning his Ph.D., Daniel had also conducted a technology consulting practice. Having now acted as chief financial officers of a publicly held company, both Doug and Daniel bring financial expertise to our investee companies. Misti Ushio, Ph.D., 36, serves us as a Vice President and Associate. Misti joined us from Columbia University's technology-transfer office, where she had managed that office's intellectual property in nanotechnology, after working for 10 years at Merck & Co., Inc.

These five members of our deal team (I am the sixth) bring to bear their individual training, experiences, talents, and points of view. But they have certain essential qualities in common. Each is intelligent, well educated, accomplished, ambitious, and energetic. Each has demonstrated good investment judgment and is an effective networker. Most importantly, each has high integrity. They function and are compensated as a team, rather than as a collection of individuals. They are aware that they have the opportunity to accomplish something together and with our Company's permanent capital that no one of them could hope to accomplish alone. They, along with Sandra, want to do great deals and build a great enterprise in which they are major shareholders.

While I fully expect that our Company will always have to deal with disappointing developments in its portfolio that will result in writedowns and writeoffs, I cannot remember being as optimistic about the potential returns from our portfolio as I am today. Moreover, our deal flow is constantly bringing new opportunities to our door and allowing us to be quite selective in our investments. In 2007, we saw more than one new investment opportunity per business day, from which we added seven deals to our portfolio.

Over the last couple of years, venture capital-backed companies that completed IPOs in the United States were on average over eight years old. At December 31, 2007, the median age of our active portfolio companies was 6.5 years form the date of founding. As another measure of maturity, the aggregate revenues of our portfolio companies in 2007 were approximately $194 million. Eleven of our portfolio companies produced 95 percent of these revenues; some of the others were in pre-revenue stages of development.

We have never before had so many portfolio companies approaching a reasonable level of maturity. Two of our portfolio companies have been considering with their advisors the possibility of filing for initial public offerings (IPOs) in 2008. There can be no assurance that either of them will file for an IPO in 2008, and a variety of factors, including stock market and general business conditions, could lead either or both of them to terminate such considerations. Acquisitions of portfolio companies, whether at a profit or a loss, can take place at any stage of maturity. Historically, seven of our portfolio companies have completed IPOs that eventually enabled us to sell our shares at a profit. Another 11 of our portfolio companies have been acquired on terms that were profitable to us.

Cleantech is an important example of the utilization of nanotechnology to create advanced materials for the solution of problems. Indeed, a rapidly growing part of our portfolio consists of companies that are utilizing nanotechnology for Cleantech solutions. We classify eight of our investments as belonging to this "Tiny Tech for Cleantech" subset of our portfolio. We currently value these eight investments at $26,096,758, versus their cost to us of $15,782,498. Thus, at current value, Cleantech is now fully one-third of the value of our entire venture-capital portfolio. So far, we have not written down any of these investments (though I would be surprised if some of them do not eventually encounter some sort of adversity that will result in writedowns or writeoffs).

Cleantech has been a successful area for us historically. Although Molten Metal Technology, Inc., was not a nanotechnology-enabled company, it was classic Cleantech, as an environmental-remediation company. We sold our shares of Molten Metal on Nasdaq in 1993 for $30,660,765; we had purchased these shares as the seed investor in 1989, at a cost of $110,000. Our other previous Cleantech investment was a battery company, NanoGram Devices Corp. We sold our shares in NanoGram Devices in 2005 for $2,749,955, 23 months after our $813,210 investment. (For more information on our thoughts on Cleantech, please see a paper by my colleague, Alexei Andreev, on our website, www.TinyTechVC.com. You can find this paper after clicking on the "Cleantech" tab.)

After I retire from my management role, how do I envision our Company's future? I think that our Company now has the elements in place to enable rapid growth in NAV in the years ahead. These enabling elements include: a strong management team, deal team, board of directors, and solid corporate governance; a legacy of successful investments; a pipeline of investee companies ranging from seed-stage investments to companies that now have significant revenues; a wide range of excellent relationships with, among others, research universities, entrepreneurs, engineers, scientists, venture-capital firms, large corporations, law firms and investment banks; a robust deal flow; a position as the venture-capital firm with perhaps the most nanotechnology-enabled portfolio companies; a position as one of the more experienced venture-capital firms in Cleantech investing; a liquid balance sheet built on permanent equity capital and the ability to reinvest after-tax capital gains for growth; and a good reputation. These enabling elements are the building blocks of a foundation for a corporation built to last with permanent equity capital.

As noted above, our Company's NAV is within a penny of its all-time high. But I do not think that our Company's stock can be a true growth stock until our Company can finance rapid growth in NAV entirely through retained earnings. Strictly internal financing of growth will require either some very large capital gains or more frequent capital gains from our portfolio as companies in it mature.

If our Company is to realize my dream and become a significant financial institution, it has just gotten started, and its real growth lies ahead. In investment theory, risk and reward go together. I am mindful that venture capital is a risky field and that our Company is a risky investment, and you should be too. But if nanotechnology is the transforming technology that I think it is, and our people are as good as I think they are, our Company will be what I think it can be.

It has been a privilege to have the opportunity to serve our Company over the years. I have enjoyed working with my colleagues and our portfolio companies and have greatly appreciated your patient support as shareholders while we built the foundation for growth that we have today. I hope that you can come in person to this year's annual meeting of shareholders. And I hope that no matter how big our Company grows to be, we will always stay humble. After all, our Company will still be TINY!

Charles E. Harris
Chairman and Chief Executive Officer
Managing Director

March 13, 2008

This letter may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this letter. Please see the Company's Registration Statement on Form N-2 and Annual Report on Form 10-K for the year ended December 31, 2007, as well as subsequent SEC filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results.  Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.

Shareholders are advised to read the Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders when it becomes available because it contains important information. The Company’s proxy statement will be available, free of charge, on the Securities and Exchange Commission’s website (www.sec.gov) and on the Company’s website (www.TinyTechVC.com). Additional information about the Company, such as the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, are also available free of charge at www.sec.gov and www.TinyTechVC.com. The reference to the websites www.TinyTechVC.com and www.sec.gov have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this letter.

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